Exhibit 99.1
------------
                             UNITED-GUARDIAN REPORTS
                                YEAR-END EARNINGS

Hauppauge, NY, March 24, 2006 --- United-Guardian, Inc., (AMEX:UG) reported today that after-tax earnings increased 6% over last year from $2,475,058 ($.50 per share) to $2,617,483 ($.53 per share). Revenue for the year was up 9% from $11,123,475 in FY-2004 to $12,134,996 this year. As a result of the increased earnings the company raised its regular dividend to $.22, an increase of 22% over last year's $.18 per share, bringing the company's total dividend payments in 2005 to $.47 per share vs. the $.43 per share that was paid out in FY-2004, a yield of 5.3% (based on the year-end closing price of $8.90 per share).

Ken Globus, President of United-Guardian, stated "Once again we had a very profitable year, with increased sales of our Lubrajel(R) line of products accounting for most of the increase in revenue. Not only have we seen a continuing expansion of Lubrajel sales into the personal care industry, but our sales of Lubrajel for medical uses also showed a significant increase this past year. We are continuing our efforts to develop new additions to the Lubrajel line, as well as to bring to market some exciting new personal care raw materials that are in the early stage of development."

United-Guardian is a manufacturer of cosmetic ingredients, personal and health care products, pharmaceuticals, and specialty industrial products.

                                                     Contact: Robert S. Rubinger
                                                              (631) 273-0900


NOTE: This press release contains both historical and "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements about the company's expectations or beliefs concerning future events, such as financial performance, business prospects, and similar matters, are being made in reliance upon the "safe harbor" provisions of that Act. Such statements are subject to a variety of factors that could cause Registrant's actual results or performance to differ materially from the anticipated results or performance expressed or implied by such forward-looking statements. For further information about the risks and uncertainties that may affect the company's business please refer to the company's reports and filings with the Securities and Exchange Commission.

                           RESULTS FOR THE YEARS ENDED
                     DECEMBER 31, 2005 AND DECEMBER 31, 2004


INCOME STATEMENT DATA                            DECEMBER 31,       DECEMBER 31,
---------------------                                2005               2004
                                                  ----------         ----------
Revenue                                          $12,134,996        $11,123,475

Costs and expenses                                 8,283,181          7,661,067
                                                   ---------         ----------
       Income from operations                      3,851,815          3,462,408

Other income - Net                                   237,459            220,991
                                                     -------          ---------
       Income before income taxes                  4,089,274          3,683,399

Provision for Income Taxes                         1,471,791          1,208,341
                                                   ---------          ---------
         NET INCOME                              $ 2,617,483        $ 2,475,058
                                                   =========          =========

         EARNINGS PER SHARE (Basic and Diluted)  $       .53        $       .50
                                                   ==========         =========



BALANCE SHEET  DATA                                          AS OF
-------------------                                          -----
                                               DECEMBER 31,         DECEMBER 31,
                                                  2005                  2004
                                               ----------           ------------
Current Assets                               $ 13,965,077          $  13,423,004

Property, Plant & Equipment
  (less accumulated depreciation)                 948,480                997,671

Other Assets                                      108,680                    700
                                               ----------             ----------
        TOTAL ASSETS                         $ 15,022,237          $  14,421,375
                                              ===========             ==========

Current Liabilities                             1,683,432              1,455,164

Deferred Income Taxes                              59,817                 10,000
                                              -----------             ----------
        TOTAL LIABILITIES                       1,743,249              1,465,164
                                              -----------             ----------

        TOTAL STOCKHOLDERS' EQUITY             13,278,988             12,956,211
                                              -----------             ----------

        TOTAL LIABILITIES AND STOCKHOLDERS'
           EQUITY                             $15,022,237            $14,421,375
                                              ===========             ==========